UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement

(e) On November 16, 2016, Extraction Oil & Gas, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Tom L. Brock (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement amends and restates the Employment Agreement that Mr. Brock and the Company originally entered into on October 28, 2016 (the “Original Employment Agreement”). A summary of the material terms of the Original Employment Agreement and biographical information about Mr. Brock were disclosed in a Current Report on Form 8-K filed by the Company with the Commission on October 31, 2016 and are incorporated into this Item 5.02 by reference.

The Amended and Restated Employment Agreement amends the Original Employment Agreement by stipulating that all of Mr. Brock’s then-outstanding equity-related awards shall vest immediately upon his termination by the Company for reason other than “cause” or by Mr. Brock for “good reason” (each such term as defined in the Amended and Restated Employment Agreement) in the event that such termination occurs within the 12-month period following the occurrence of a “change in control,” as such term is defined in the Original Employment Agreement.

The other terms and conditions of the Amended and Restated Employment Agreement are materially consistent with the terms and conditions of the Original Employment Agreement.

The foregoing does not purport to be a complete description of the Amended and Restated Employment Agreement and is qualified by reference to the full text of the Amended and Restated Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement effective as of November 1, 2016 among the Company and Tom L. Brock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2016

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement effective as of November 1, 2016 among the Company and Tom L. Brock.